Exhibit 10.8

Revised Amendment to Employment Agreement

        REVISED AMENDMENT AGREEMENT, dated as of December 6, 2007, to the Employment Agreement, dated August 1, 2004, between CIT Group Inc., a Delaware corporation (the “Company”) and the executive named below who is the signatory to this Amendment Agreement (the “Executive”).

        WHEREAS, the Company and the Executive desire to extend the Employment Agreement and the Term (as defined therein); and

        WHEREAS, the Company and the Executive desire to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        It is hereby agreed as follows:

        1. Section 2 of the Employment Agreement is amended to delete the words “December 31, 2007” and to replace them with the following: “December 31, 2008.”

        2. Section 3(b)(i) is amended to add at the end thereof the following:

Annual Base Salary shall be payable as earned during the Term at such time and in such manner consistent with the Company’s payroll practices for other senior executives, unless otherwise deferred in accordance with the terms of the CIT Group Inc. Deferred Compensation Plan, as amended (the “DCP”).

        3. Section 3(b)(ii) is amended to add at the end thereof the following:

Annual Bonuses, if any, shall be paid not later than March 15 of the calendar year following the calendar year to which they relate, unless otherwise deferred in accordance with the terms of the DCP.

        4. Section 3(b)(vi) is amended to add at the end thereof the following:

Reimbursement shall be made as soon as practicable after a request for reimbursement is received by the Company, but in no event later than the last day of the calendar year next following the calendar year in which such expense was incurred. Additionally, neither the provision of in-kind benefits nor the reimbursement of expenses in any one calendar year shall affect the level or amount of in-kind benefits to be provided, or the expenses eligible for reimbursement, in any other calendar year. The Executive’s right to reimbursement under this Section 3(b)(vi) is not subject to liquidation or exchange for another benefit.

        5. Section 4 is amended to add after the words “Termination of Employment.” the following:

For purposes of this Agreement, the terms “terminate,” “terminated” and “termination” mean a termination of the Executive’s employment that constitutes a “separation from service” within the meaning of the default rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

        6. Section 5(a)(ii) amended to insert after the words “the applicable stock option agreement;” and before the word “and” the following:

(provided that any such extension of the post-termination exercise period shall not extend the maximum term during which any such option may be exercised beyond the earlier of its original expiration date or 10 years from the original date of grant)

        7. Section 5(a)(iii) is amended to insert after the words “that provides for such benefit(s);” and before the word “and” the following:

provided further that, to the extent that reimbursable medical and dental care expenses constitute deferred compensation for purposes of Section 409A of the Code, the Company shall reimburse the medical and dental care expenses by no later than the last day of the calendar year next following the calendar year in which such expenses are incurred;

        8. Section 5(a)(v) is amended to insert after the words “as of the Date of Termination);” and before the word “and” the following:

provided that the payment provisions (or the Executive’s elections, if applicable) under the applicable Company nonqualified retirement plan will apply for purposes of determining the time and form of payment of the retirement benefits resulting from the crediting of the Executive with an additional two years of age and service credit hereunder;

        9. Section 5(a)(vi) is amended to add before the period at the end thereof the following:

; provided that outplacement services shall not be provided to Executive beyond the last day of the second calendar year following the calendar year which contains the Executive’s Date of Termination

        10. Section 5(a) is amended to insert at the end thereof the following:

Notwithstanding anything herein to the contrary, in the event of the Executive’s termination of employment under the circumstances described in Section 4(c)(v) hereof, it is expressly understood that payment of the amounts described in this

Section	5(a) in such circumstances shall only be made upon the actual termination of the Executive’s employment with the Company during the Term.

        11. Clause (i) of Section 5(d) is amended to delete the words “lump sum” and “disability” and to add before the comma at the end thereof the following:

Disability,	which shall be paid in equal installments over 12 months in accordance with Executive’s normal payroll periods in effect immediately prior to the Date of Termination

        12. Clause (ii) of Section 5(d) is amended to delete the number “30” and to replace it with the number “10”.

        13. Section 6 is amended to delete the words “Internal Revenue Code of 1986, as amended (the “Code”)” and to replace them with the word “Code”.

        14. Section 6 is further amended to add before the period at the end thereof the following:

; provided that the Executive’s costs and expenses shall be reimbursed not later than the last day of the calendar year following the calendar year in which the costs and expenses were incurred

        15. Section 7 is amended to add at the end thereof the following:

Gross-Up Payments (including any additional Gross-Up Payments) shall be paid not later than the last day of the calendar year following the calendar year in which the Executive remits the Excise Tax to the proper tax authority.

        16. Section 9(b) is amended to add before the period at the end thereof the following:

, if the Change of Control is also a “change in control event” within the meaning of the default rules of the final regulations promulgated under Section 409A(a)(2)(A)(v) of the Code, and if the Change of Control is not a “change in control event” within the meaning of the default rules of the final regulations promulgated under Section 409A(a)(2)(A)(v) of the Code, the payments contemplated by Section 5(a)(i)(B) shall be made in payroll installments in the manner contemplated by such section

        17. Section 11 of the Employment Agreement is amended to add at the end thereof the following:

(f) Notwithstanding anything herein to the contrary, if, at the time of the Executive’s termination of employment with the Company, the Executive is a “specified employee” within the meaning of Section 409A of the Code, as determined under the Company’s established methodology for determining specified employees, then, solely to the extent necessary to avoid the imposition of additional taxes, penalties or interest under Section 409A of the Code, any payments to the Executive hereunder which provide for the deferral of compensation, within the meaning of Section 409A of the Code, and which are scheduled to be made as a result of the Executive’s termination of employment during the period beginning on the date of the Executive’s Date of Termination and ending on the six-month anniversary of such date shall be delayed and not paid to the Participant until the first business day following such sixth month anniversary date, at which time such delayed amounts will be paid to the Executive in a cash lump sum (the “Catch-up Amount”). If payment of an amount is delayed as a result of this Section 11(f), such amount shall be increased with interest from the date on which such amount would otherwise have been paid to the Executive but for this Section 11(f) to the day prior to the date the Catch-up Amount is paid. The rate of interest shall be the short term federal rate applicable under Section 7872(f)(2)(A) of the Code for the month in which occurs the date of the Executive’s Date of Termination. Such interest shall be paid at the same time that the Catch-up Amount is paid. If the Executive dies on or after the date of the Executive’s Date of Termination and prior to the payment of the Catch-up Amount, any amount delayed pursuant to this Section 11(f) shall be paid to the Executive’s estate, together with interest, within 30 days following the Executive’s death. Notwithstanding the foregoing, neither the Company nor any of its employees or representatives shall have any liability to the Executive with, respect to the application of this Section 11(f).

                18. Except as expressly provided here, the terms of the Employment Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment Agreement as of the day and year first set forth above.

CIT GROUP INC.

By: James J. Duffy
James J. Duffy Title: EVP, Human Resources

/s/ Lawrence A. Marsiello
Lawrence A. Marsiello